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Board of Trustees
April 20, 2000
Page 1


                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                                 April 20, 2000

Board of Trustees
GE Institutional Funds
3003 Summer Street
Stamford, CT  06905

         Re:      GE Institutional Funds
                  Post-Effective Amendment Number 11
                  File No. 333-29337
                  -----------------------------------

Trustees:

         We have acted as counsel to GE Institutional Funds (the "Trust"), a business trust organized under the laws of the State of Delaware, in connection with its registration of an indefinite number of shares of beneficial interest in the Premier Research Equity Fund and Premier International Equity Fund of the Trust (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"). In this connection, we have reviewed post-effective amendment number ten to the registration statement filed by you and post-effective amendment number eleven to the registration statement to be filed by you with the Securities and Exchange Commission on Form N-1A (File No. 333-29337) (the "registration statement"). We also are familiar with the actions taken by you at the board of trustees meeting on March 16, 2000 in connection with the authorization, issuance and sale of the Shares.

         We have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Trust and upon representations of the Trust made in the registration statement.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.

         We are attorneys licensed to practice only in the State of Georgia and the District of Columbia.


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Board of Trustees
April 20, 2000
Page 2


         We hereby consent to the inclusion of this opinion as an exhibit to the registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:  /s/ David S. Goldstein
                                                 -----------------------
                                                     David S. Goldstein